News Release

Media Contact: Jennifer Garber
24-Hour: 800.559.3853

Analyst Contact: Abby Motsinger
Office: 704.382.7624

February 9, 2023

Duke Energy reports fourth-quarter and full-year 2022 financial results
▪2022 reported EPS of $3.33 and adjusted EPS of $5.27, closing the year above the midpoint of updated guidance range
▪Constructive Carbon Plan outcome advances clean energy transition in the Carolinas
▪Five-year capital plan increases to $65 billion with over 80% funding investments in the grid and clean energy transition
CHARLOTTE, N.C. – Duke Energy (NYSE: DUK) today announced 2022 full-year reported EPS of $3.33, prepared in accordance with Generally Accepted Accounting Principles (GAAP), and adjusted EPS of $5.27. This is compared to reported and adjusted EPS of $4.94 and $4.99, respectively, for the full-year 2021.
Adjusted EPS excludes the impact of certain items that are included in reported EPS. In 2022, these included an estimated impairment on the sale of the Commercial Renewables business, charges related to regulatory matters and litigation, and workplace and workforce realignment costs.
Higher full-year 2022 adjusted results were primarily driven by higher electric volumes and favorable weather, in addition to rate case contributions. These items were partially offset by higher financing costs, higher depreciation and property taxes on a growing asset base, storm costs, and unfavorable market impacts on benefits trusts and captive insurance.
The company is reaffirming the adjusted 2023 EPS guidance range of $5.55 to $5.75, and long-term adjusted EPS growth rate of 5% to 7% through 2027 off the 2023 midpoint of $5.65. Management does not forecast reported GAAP EPS and related long-term growth rates.

“We delivered a strong fourth quarter, closing out a successful year during which we met our financial goals, made progress on our growth strategy, and advanced our clean energy transformation to benefit customers,” said Lynn Good, Duke Energy chair, president and chief executive officer. “Our path forward is clear and underpinned by the strength of our regulated businesses, a disciplined approach to cost management and a robust $65 billion capital plan. We’re well positioned to earn solidly within our 5% to 7% growth rate through 2027.”

“As we continue to navigate our energy transition, we’ll do so responsibly – protecting affordability and reliability for our customers and delivering consistent value to our communities and shareholders.”

Duke Energy News Release     2

Quarterly results
Duke Energy's fourth-quarter 2022 reported loss per share was $(0.71), compared to earnings per share of $0.93 for the fourth quarter of 2021. Duke Energy's fourth-quarter 2022 adjusted EPS was $1.11, compared to $0.88 for the fourth quarter of 2021. Higher adjusted results for the quarter compared to last year were driven by higher volumes, lower O&M expense, favorable weather, favorable riders and other retail margin, partially offset by higher interest expense.
In addition to the following summary of fourth-quarter 2022 business segment performance, comprehensive tables with detailed EPS drivers for the fourth-quarter and full-year 2022 compared to prior year are provided at the end of this news release.
The discussion below of fourth-quarter results includes both GAAP segment income and adjusted segment income, which is a non-GAAP financial measure. The tables at the end of this news release present a full reconciliation of GAAP reported results to adjusted results.
Electric Utilities and Infrastructure
On a reported and adjusted basis, Electric Utilities and Infrastructure recognized fourth-quarter 2022 segment income of $811 million, compared to reported and adjusted segment income of $670 million and $675 million, respectively, in the fourth quarter of 2021. On an adjusted basis, this represents an increase of $0.17 per share. Higher quarterly results were primarily driven by higher volumes, favorable weather, and lower O&M expense. These items were partially offset by higher financing costs and higher depreciation and property tax expense on a growing asset base.
Gas Utilities and Infrastructure
On a reported and adjusted basis, Gas Utilities and Infrastructure recognized fourth-quarter 2022 segment income of $191 million, compared to reported and adjusted segment income of $137 million in the fourth quarter of 2021. On an adjusted basis, this represents an increase of $0.07 per share. Higher quarterly results were primarily driven by sales growth and rate case contributions.
Other
Other primarily includes interest expense on holding company debt, other unallocated corporate costs and results from Duke Energy’s captive insurance company.
On a reported basis, Other recognized a fourth-quarter 2022 net loss of $257 million, compared to a net loss of $128 million in the fourth quarter of 2021. In addition to the drivers outlined below, fourth-quarter 2022 results include charges related to litigation as well as workplace and workforce realignment costs.
On an adjusted basis, Other recognized a fourth-quarter 2022 net loss of $133 million, compared to a net loss of $122 million in the fourth quarter of 2021, a decrease of $0.01 per share. Lower quarterly results were primarily driven by higher financing costs, partially offset by lower contributions to the Duke Energy Foundation.

Duke Energy News Release     3

Discontinued Operations
Discontinued operations primarily includes the estimated impairment on the sale of the Commercial Renewables business along with results from Duke Energy's Commercial Renewables business. In November 2022, the company announced it had initiated a sale process of the Commercial Renewables business, which is expected to close later in 2023.
For the fourth quarter of 2022, Duke Energy's GAAP reported Loss From Discontinued Operations, net of tax, includes an estimated impairment loss on the sale of the Commercial Renewables business and other transaction costs of approximately $1.3 billion.
Effective tax rate
Duke Energy's consolidated reported effective tax rate for the fourth quarter of 2022 was 5.5% compared to 0.1% in the fourth quarter of 2021. The increase was primarily due to realization of capital loss carry forward benefit in the prior year partially offset by an increase in charges due to workplace and workforce realignment.

The effective tax rate including impacts of noncontrolling interests and preferred dividends and excluding special items for the fourth quarter of 2022 was 8.4% compared to the effective tax rate including impacts of noncontrolling interests and preferred dividends and excluding special items of 0.3% in the fourth quarter of 2021. The increase was primarily due to realization of capital loss carry forward benefit in the prior year.
The tables at the end of this news release present a reconciliation of the reported effective tax rate to the effective tax rate including noncontrolling interests and preferred dividends and excluding special items.
Earnings conference call for analysts
An earnings conference call for analysts is scheduled from 10 to 11 a.m. ET today to discuss fourth-quarter and year-end 2022 financial results and other business and financial updates. The conference call will be hosted by Lynn Good, chair, president and chief executive officer, and Brian Savoy, executive vice president and chief financial officer.
The call can be accessed via the investors' section (duke-energy.com/investors) of Duke Energy’s website or by dialing 844.200.6205 in the United States or 929.526.1599 outside the United States. The confirmation code is 242312. Please call in 10 to 15 minutes prior to the scheduled start time.
A replay of the conference call will be available on the investors' section of the company's website on Feb. 10.

Duke Energy News Release     4

Special Items and Non-GAAP Reconciliation
The following tables present a reconciliation of GAAP reported to adjusted earnings per share for fourth-quarter and full-year 2022 and 2021 financial results:

(In millions, except per share amounts)	After-Tax Amount	4Q 2022 EPS	4Q 2021 EPS
(Loss) Earnings per share, as reported		$(0.71)	$0.93
Adjustments to reported EPS:
Fourth Quarter 2022
Workplace and workforce realignment	$105	0.14
Regulatory matters and litigation	19	0.02
Discontinued operations	1,276	1.66
Fourth Quarter 2021
Workplace and workforce realignment	$6		0.01
Regulatory settlements	5		0.01
Discontinued operations	(53)		(0.07)
Total adjustments		$1.82	$(0.05)
EPS, adjusted		$1.11	$0.88

(In millions, except per share amounts)	After-Tax Amount	Full-Year 2022 EPS	Full-Year 2021 EPS
EPS, as reported		$3.33	$4.94
Adjustments to reported EPS:
Full-Year 2022
Regulatory matters and litigation	$176	0.23
Workplace and workforce realignment	105	0.14
Discontinued operations	1,216	1.57
Full-Year 2021
Workforce and workplace realignment	$148		0.20
Regulatory settlements	69		0.09
Gas pipeline investments	15		0.02
Discontinued operations	(197)		(0.26)
Total adjustments		$1.94	$0.05
EPS, adjusted		$5.27	$4.99

Duke Energy News Release     5

Non-GAAP financial measures
Management evaluates financial performance in part based on non-GAAP financial measures, including adjusted earnings, adjusted EPS and effective tax rate including impacts of noncontrolling interests and preferred dividends and excluding special items. Adjusted earnings and adjusted EPS represent income (loss) from continuing operations available to Duke Energy Corporation common stockholders in dollar and per share amounts, adjusted for the dollar and per share impact of special items. The effective tax rate including impacts of noncontrolling interests and preferred dividends and excluding special items is calculated using pretax earnings and income tax expense, both as adjusted for the impact of noncontrolling interests, preferred dividends and special items. As discussed below, special items include certain charges and credits, which management believes are not indicative of Duke Energy's ongoing performance.
Management uses these non-GAAP financial measures for planning and forecasting, and for reporting financial results to the Board of Directors, employees, stockholders, analysts and investors. The most directly comparable GAAP measures for adjusted earnings, adjusted EPS and effective tax rate including impacts of noncontrolling interests and preferred dividends and excluding special items are Net Income (Loss) Available to Duke Energy Corporation common stockholders (GAAP reported earnings (loss)), Basic earnings (loss) per share Available to Duke Energy Corporation common stockholders (GAAP reported earnings (loss) per share), and the reported effective tax rate, respectively.
Special items included in the periods presented include the following items, which management believes do not reflect ongoing costs:
•Workplace and workforce realignment represents costs attributable to business transformation, including long-term real estate strategy changes and workforce reduction.
•Regulatory matters and litigation represents the net impact of charges related to the 2022 Indiana Supreme Court ruling on coal ash and other unrelated ongoing litigation.
•Regulatory settlements represents an impairment charge related to the South Carolina Supreme Court decision on coal ash, insurance proceeds and Duke Energy Carolinas and Duke Energy Progress coal ash settlement.
•Gas pipeline investments represents additional exit obligations related to ACP.
Due to the forward-looking nature of any forecasted adjusted earnings guidance, information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to project all special items for future periods (such as legal settlements, the impact of regulatory orders or asset impairments).

Duke Energy News Release     6

Management evaluates segment performance based on segment income (loss) and other net loss. Segment income (loss) is defined as income (loss) from continuing operations net of income attributable to noncontrolling interests and preferred stock dividends. Segment income (loss) includes intercompany revenues and expenses that are eliminated in the Condensed Consolidated Financial Statements. Management also uses adjusted segment income (loss) as a measure of historical and anticipated future segment performance. Adjusted segment income (loss) is a non-GAAP financial measure, as it is based upon segment income (loss) adjusted for special items, which are discussed above. Management believes the presentation of adjusted segment income (loss) provides useful information to investors, as it provides them with an additional relevant comparison of a segment’s performance across periods. The most directly comparable GAAP measure for adjusted segment income or adjusted other net loss is segment income (loss) and other net loss.
Due to the forward-looking nature of any forecasted adjusted segment income or adjusted other net loss and any related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast all special items, as discussed above.
Duke Energy’s adjusted earnings, adjusted EPS and adjusted segment income may not be comparable to similarly titled measures of another company because other companies may not calculate the measures in the same manner.
Duke Energy
Duke Energy (NYSE: DUK), a Fortune 150 company headquartered in Charlotte, N.C., is one of America’s largest energy holding companies. Its electric utilities serve 8.2 million customers in North Carolina, South Carolina, Florida, Indiana, Ohio and Kentucky, and collectively own 50,000 megawatts of energy capacity. Its natural gas unit serves 1.6 million customers in North Carolina, South Carolina, Tennessee, Ohio and Kentucky. The company employs 28,000 people.

Duke Energy is executing an aggressive clean energy transition to achieve its goals of net-zero methane emissions from its natural gas business and at least a 50% carbon reduction from electric generation by 2030 and net-zero carbon emissions by 2050. The 2050 net-zero goals also include Scope 2 and certain Scope 3 emissions. In addition, the company is investing in major electric grid enhancements and energy storage, and exploring zero-emission power generation technologies such as hydrogen and advanced nuclear.

Duke Energy was named to Fortune’s 2023 “World’s Most Admired Companies” list and Forbes’ “America’s Best Employers” list. More information is available at duke-energy.com. The Duke Energy News Center contains news releases, fact sheets, photos and videos. Duke Energy’s illumination features stories about people, innovations, community topics and environmental issues. Follow Duke Energy on Twitter, LinkedIn, Instagram and Facebook.

Duke Energy News Release     7

Forward-Looking Information
This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions and can often be identified by terms and phrases that include “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook” or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized. These factors include, but are not limited to:
◦The ability to implement our business strategy, including our carbon emission reduction goals;
◦State, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements, including those related to climate change, as well as rulings that affect cost and investment recovery or have an impact on rate structures or market prices;
◦The extent and timing of costs and liabilities to comply with federal and state laws, regulations and legal requirements related to coal ash remediation, including amounts for required closure of certain ash impoundments, are uncertain and difficult to estimate;
◦The ability to recover eligible costs, including amounts associated with coal ash impoundment retirement obligations, asset retirement and construction costs related to carbon emissions reductions, and costs related to significant weather events, and to earn an adequate return on investment through rate case proceedings and the regulatory process;
◦The costs of decommissioning nuclear facilities could prove to be more extensive than amounts estimated and all costs may not be fully recoverable through the regulatory process;
◦The impact of extraordinary external events, such as the pandemic health event resulting from COVID-19, and their collateral consequences, including the disruption of global supply chains or the economic activity in our service territories;
◦Costs and effects of legal and administrative proceedings, settlements, investigations and claims;
◦Industrial, commercial and residential growth or decline in service territories or customer bases resulting from sustained downturns of the economy, reduced customer usage due to cost pressures from inflation or fuel costs, and the economic health of our service territories or variations in customer usage patterns, including energy efficiency efforts, natural gas building and appliance electrification, and use of alternative energy sources, such as self-generation and distributed generation technologies;
◦Federal and state regulations, laws and other efforts designed to promote and expand the use of energy efficiency measures, natural gas electrification, and distributed generation technologies, such as private solar and battery storage, in Duke Energy service territories could result in a reduced number of customers, excess generation resources as well as stranded costs;
◦Advancements in technology;
◦Additional competition in electric and natural gas markets and continued industry consolidation;
◦The influence of weather and other natural phenomena on operations, including the economic, operational and other effects of severe storms, hurricanes, droughts, earthquakes and tornadoes, including extreme weather associated with climate change;
◦Changing investor, customer and other stakeholder expectations and demands including heightened emphasis on environmental, social and governance concerns and costs related thereto;
◦The ability to successfully operate electric generating facilities and deliver electricity to customers including direct or indirect effects to the company resulting from an incident that affects the U.S. electric grid or generating resources;
◦Operational interruptions to our natural gas distribution and transmission activities;
◦The availability of adequate interstate pipeline transportation capacity and natural gas supply;
◦The impact on facilities and business from a terrorist or other attack, war, vandalism, cybersecurity threats, data security breaches, operational events, information technology failures or other catastrophic events, such as fires, explosions, pandemic health events or other similar occurrences;
◦The inherent risks associated with the operation of nuclear facilities, including environmental, health, safety, regulatory and financial risks, including the financial stability of third-party service providers;

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◦The timing and extent of changes in commodity prices and interest rates and the ability to recover such costs through the regulatory process, where appropriate, and their impact on liquidity positions and the value of underlying assets;
◦The results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings, interest rate fluctuations, compliance with debt covenants and conditions, an individual utility’s generation mix, and general market and economic conditions;
◦Credit ratings of the Duke Energy Registrants may be different from what is expected;
◦Declines in the market prices of equity and fixed-income securities and resultant cash funding requirements for defined benefit pension plans, other post-retirement benefit plans and nuclear decommissioning trust funds;
◦Construction and development risks associated with the completion of the Duke Energy Registrants’ capital investment projects, including risks related to financing, timing and receipt of necessary regulatory approvals, obtaining and complying with terms of permits, meeting construction budgets and schedules and satisfying operating and environmental performance standards, as well as the ability to recover costs from customers in a timely manner, or at all;
◦Changes in rules for regional transmission organizations, including changes in rate designs and new and evolving capacity markets, and risks related to obligations created by the default of other participants;
◦The ability to control operation and maintenance costs;
◦The level of creditworthiness of counterparties to transactions;
◦The ability to obtain adequate insurance at acceptable costs;
◦Employee workforce factors, including the potential inability to attract and retain key personnel;
◦The ability of subsidiaries to pay dividends or distributions to Duke Energy Corporation holding company (the Parent);
◦The performance of projects undertaken by our nonregulated businesses and the success of efforts to invest in and develop new opportunities, as well as the successful sale of the Commercial Renewables Disposal Groups;
◦The effect of accounting and reporting pronouncements issued periodically by accounting standard-setting bodies and the SEC;
◦The impact of U.S. tax legislation to our financial condition, results of operations or cash flows and our credit ratings;
◦The impacts from potential impairments of goodwill or equity method investment carrying values;
◦Asset or business acquisitions and dispositions may not yield the anticipated benefits;
◦The actions of activist shareholders could disrupt our operations, impact our ability to execute on our business strategy or cause fluctuations in the trading price of our common stock; and
Additional risks and uncertainties are identified and discussed in the Duke Energy Registrants' reports filed with the SEC and available at the SEC's website at sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than described. Forward-looking statements speak only as of the date they are made and the Duke Energy Registrants expressly disclaim an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Three Months Ended December 31, 2022
(Dollars in millions, except per share amounts)

		Special Items
	Reported Earnings	Regulatory Matters and Litigation		Workplace and Workforce Realignment		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME (LOSS)
Electric Utilities and Infrastructure	$811	$—		$—		$—		$—	$811
Gas Utilities and Infrastructure	191	—		—		—		—	191
Total Reportable Segment Income	1,002	—		—		—		—	1,002
Other	(257)	19	A	105	B	—		124	(133)
Intercompany Eliminations	1	—		—		(1)		(1)	—
Discontinued Operations	$(1,277)	—		—		1,277	C	1,277	—
Net (Loss) Income Available to Duke Energy Corporation Common Stockholders	$(531)	$19		$105		$1,276		$1,400	$869
(LOSS) EARNINGS PER SHARE AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS	$(0.71)	$0.02		$0.14		$1.66		$1.82	$1.11
Note: Earnings Per Share amounts are adjusted for accumulated dividends for Series B Preferred Stock of $(0.02).
A – Net of $6 million tax benefit. $25 million recorded within Operations, maintenance and other related to litigation on the Consolidated Statements of Operations.
B – Net of $31 million tax benefit. $72 million recorded within Impairment of assets and other charges, $71 million recorded within Operations, maintenance and other and a $7 million gain recorded in Gains on sales of other assets and other related to costs attributable to business transformation, including long-term real estate strategy changes and workforce realignment on the Consolidated Statements of Operations.
C – Recorded in Loss from Discontinued Operations, net of tax, and Net Loss Attributable to Noncontrolling Interests on the Consolidated Statements of Operations.
Weighted Average Shares (reported and adjusted) – 770 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Year Ended December 31, 2022
(Dollars in millions, except per share amounts)

		Special Items
	Reported Earnings	Regulatory Matters and Litigation		Workplace and Workforce Realignment		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME (LOSS)
Electric Utilities and Infrastructure	$4,048	$157	A	$—		$—		$157	$4,205
Gas Utilities and Infrastructure	468	—		—		—		—	468
Total Reportable Segment Income	4,516	157		—		—		157	4,673
Other	(737)	19	B	105	C	—		124	(613)
Intercompany Eliminations	(1)	—		—		1		1	—
Discontinued Operations	(1,215)	—		—		1,215	D	1,215	—
Net Income Available to Duke Energy Corporation Common Stockholders	$2,563	$176		$105		$1,216		$1,497	$4,060
EPS AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS	$3.33	$0.23		$0.14		$1.57		$1.94	$5.27
A – Net of $80 million tax benefit. $211 million recorded within Impairment of assets and other charges, $46 million within Regulated electric (Operating revenues) and $20 million within Noncontrolling Interests related to the Duke Energy Indiana Supreme Court ruling on the Consolidated Statements of Operations.
B – Net of $6 million tax benefit. $25 million recorded within Operations, maintenance and other related to litigation on the Consolidated Statements of Operations.
C – Net of $31 million tax benefit. $72 million recorded within Impairment of assets and other charges, $71 million recorded within Operations, maintenance and other and a $7 million gain recorded in Gains on sales of other assets and other related to costs attributable to business transformation, including long-term real estate strategy changes and workforce realignment on the Consolidated Statements of Operations.
D – Recorded in Loss from Discontinued Operations, net of tax, and Net Loss Attributable to Noncontrolling Interests on the Consolidated Statements of Operations.
Weighted Average Shares (reported and adjusted) – 770 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Three Months Ended December 31, 2021
(Dollars in millions, except per share amounts)

		Special Items
	Reported Earnings	Workplace and Workforce Realignment		Regulatory Settlements		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME (LOSS)
Electric Utilities and Infrastructure	$670	$—		5	B	$—		$5	$675
Gas Utilities and Infrastructure	137	—		—		—		—	137
Total Reportable Segment Income	807	—		5		—		5	812
Other	(128)	6	A	—		—		6	(122)
Intercompany Eliminations	(1)	—		—		1		1	—
Discontinued Operations	54	—		—		(54)	C	(54)	—
Net Income Available to Duke Energy Corporation Common Stockholders	$732	$6		$5		$(53)		$(42)	$690
EPS AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS	$0.93	$0.01		$0.01		$(0.07)		$(0.05)	$0.88
Note: Earnings Per Share amounts are adjusted for accumulated dividends for Series B Preferred Stock of $(0.02).
A – Net of $2 million tax benefit. $6 million reversal recorded within Impairment of assets and other charges and $14 million within Operations, maintenance and other related to costs attributable to business transformation, including long-term real estate strategy changes and workforce realignment on the Consolidated Statements of Operations.
B – Net of $2 million tax benefit at Duke Energy Carolinas.
•    $6 million of expense included within Depreciation and amortization on the Duke Energy Carolinas' Consolidated Statements of Operations related to the South Carolina Supreme Court decision on coal ash.
•    $1 million of expense included within Depreciation and amortization on the Duke Energy Progress' Consolidated Statements of Operations related to the South Carolina Supreme Court decision on coal ash.
C – Recorded in Loss from Discontinued Operations, net of tax, and Net Loss Attributable to Noncontrolling Interests on the Consolidated Statements of Operations.
Weighted Average Shares (reported and adjusted) – 769 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Year Ended December 31, 2021
(Dollars in millions, except per share amounts)

		Special Items
	Reported Earnings	Gas Pipeline Investments		Workplace and Workforce Realignment		Regulatory Settlements		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME (LOSS)
Electric Utilities and Infrastructure	$3,850	$—		$—		$69	C	$—		$69	$3,919
Gas Utilities and Infrastructure	396	15	A	—		—		—		15	411
Total Reportable Segment Income	4,246	15		—		69		—		84	4,330
Other	(641)	—		148	B	—		—		148	(493)
Intercompany Eliminations	(3)	—		—		—		3		3	—
Discontinued Operations	200	—		—		—		(200)	D	(200)	—
Net Income Available to Duke Energy Corporation Common Stockholders	$3,802	$15		$148		$69		$(197)		$35	$3,837
EPS AVAILABLE TO DUKE ENERGY CORPORATION COMMON STOCKHOLDERS	$4.94	$0.02		$0.20		$0.09		$(0.26)		$0.05	$4.99

A – Net of $5 million tax benefit. $20 million recorded within Equity in earnings (losses) of unconsolidated affiliates related to exit obligations for ACP on the Consolidated Statements of Operations.
B – Net of $44 million tax benefit. $133 million recorded within Impairment of assets and other charges, $42 million within Operations, maintenance and other, and $17 million within Depreciation and amortization related to costs attributable to business transformation, including long-term real estate strategy changes and workforce realignment on the Consolidated Statements of Operations.
C – Net of $20 million tax benefit at Duke Energy Carolinas and $1 million tax benefit at Duke Energy Progress.
•     $160 million of expense recorded within Impairment of assets and other charges, $77 million of income within Other income and expenses, $5 million of expense within Operations, maintenance and other, $13 million of income within Regulated electric operating revenues, $3 million of expense within Interest expense and $6 million of expense within Depreciation and amortization on the Duke Energy Carolinas' Consolidated Statement of Operations related to the South Carolina Supreme Court decision on coal ash and insurance proceeds.
• $42 million of expense recorded within Impairment of assets and other charges, $34 million of income within Other income and expenses, $7 million of expense within Operations, maintenance and other, $15 million of income within Regulated electric operating revenues, $5 million of expense within Interest expense and $1 million of expense within Depreciation and amortization on the Duke Energy Progress' Consolidated Statement of Operations related to the South Carolina Supreme Court decision on coal ash and insurance proceeds.
D – Recorded in Loss from Discontinued Operations, net of tax, and Net Loss Attributable to Noncontrolling Interests on the Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) – 769 million

DUKE ENERGY CORPORATION
EFFECTIVE TAX RECONCILIATION
December 2022
(Dollars in millions)

	Three Months Ended December 31, 2022		Year Ended December 31, 2022
	Balance	Effective Tax Rate	Balance	Effective Tax Rate

Reported Income Before Income Taxes From Continuing Operations Before Income Taxes	$813		$4,253
Regulatory Matters and Litigation	25		282
Workplace and Workforce Realignment	136		136
Noncontrolling Interests	(11)		(56)
Preferred Dividends	(14)		(106)
Pretax Income Including Noncontrolling Interests and Preferred Dividends and Excluding Special Items	$949		$4,509

Reported Income Tax Expense From Continuing Operations	$45	5.5%	$342	8.0%
Regulatory Matters and Litigation	6		86
Workplace and Workforce Realignment	31		31
Noncontrolling interest portion of income taxes(a)	(2)		(10)
Tax Expense Including Noncontrolling Interests and Preferred Dividends and Excluding Special Items	$80	8.4%	$449	10.0%

	Three Months Ended December 31, 2021		Year Ended December 31, 2021
	Balance	Effective Tax Rate	Balance	Effective Tax Rate

Reported Income From Continuing Operations Before Income Taxes	$701		$3,991
Regulatory Settlements	7		90
Gas Pipeline Investments	—		20
Workplace and Workforce Realignment	8		192
Noncontrolling Interests	(12)		(18)
Preferred Dividends	(14)		(106)
Pretax Income Including Noncontrolling Interests and Preferred Dividends and Excluding Special Items	$690		$4,169

Reported Income Tax Expense From Continuing Operations	$1	0.1%	$268	6.7%
Regulatory Settlements	2		21
Gas Pipeline Investments	—		5
Workplace and Workforce Realignment	2		44
Noncontrolling interest portion of income taxes(a)	$(3)		$(3)
Tax Expense Including Noncontrolling Interests and Preferred Dividends and Excluding Special Items	$2	0.3%	$335	8.0%
(a)    Income tax related to non-pass-through entities for tax purposes.

DUKE ENERGY CORPORATION
EARNINGS VARIANCES
December 2022 QTD vs. Prior Year

(Dollars per share)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Discontinued Operations	Consolidated
2021 QTD Reported Earnings Per Share	$0.87	$0.18	$(0.19)	$0.07	$0.93
Workplace and Workforce Realignment	—	—	0.01	—	0.01
Regulatory Settlements	0.01	—	—	—	0.01
Discontinued Operations	—	—	—	(0.07)	(0.07)
2021 QTD Adjusted Earnings Per Share	$0.88	$0.18	$(0.18)	$—	$0.88
Weather	0.07	—	—	—	0.07
Volume	0.10	—	—	—	0.10
Riders and Other Retail Margin(a)	0.02	0.05	—	—	0.07
Rate case impacts, net(b)	—	0.01	—	—	0.01
Wholesale	(0.01)	—	—	—	(0.01)
Operations and maintenance, net of recoverables(c)	0.06	0.02	—	—	0.08
Interest Expense	(0.04)	(0.01)	(0.04)	—	(0.09)
Depreciation and amortization	(0.01)	—	—	—	(0.01)
Other(d)	(0.02)	—	0.03	—	0.01
Total variance	$0.17	$0.07	$(0.01)	$—	$0.23
2022 QTD Adjusted Earnings Per Share	$1.05	$0.25	$(0.19)	$—	$1.11
Workplace and Workforce Realignment	—	—	(0.14)	—	(0.14)
Regulatory Matters and Litigation	—	—	(0.02)	—	(0.02)
Discontinued Operations	—	—	—	(1.66)	(1.66)
2022 QTD Reported Earnings (Loss) Per Share	$1.05	$0.25	$(0.35)	$(1.66)	$(0.71)

Note: Earnings Per Share amounts are calculated using the consolidated statutory income tax rate for all drivers. Weighted average shares outstanding increased from 769 million shares to 770 million.
(a)    Gas Utilities and Infrastructure includes increases related to the North Carolina and Ohio construction-based riders and customer growth.
(b)    Gas Utilities and Infrastructure includes the net impact of the Piedmont North Carolina rate case, effective November 2021.
(c)    Electric Utilities and Infrastructure includes lower outage and maintenance expenses, lower employee-related expenses and legal reserves, partially offset by higher bad debt expense.
(d)    Electric Utilities and Infrastructure includes higher property tax expense. Other includes lower contributions to the Duke Energy Foundation, partially offset by higher income tax expense.

DUKE ENERGY CORPORATION
EARNINGS VARIANCES
December 2022 YTD vs. Prior Year

(Dollars per share)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Discontinued Operations	Consolidated
2021 YTD Reported Earnings Per Share	$5.01	$0.52	$(0.85)	$0.26	$4.94
Gas Pipeline Investments	—	0.02	—	—	0.02
Workplace and Workforce Realignment	—	—	0.20	—	0.20
Regulatory Settlements	0.09	—	—	—	0.09
Discontinued Operations	—	—	—	(0.26)	(0.26)
2021 YTD Adjusted Earnings Per Share	$5.10	$0.54	$(0.65)	$—	$4.99
Weather	0.14	—	—	—	0.14
Volume(a)	0.45	—	—	—	0.45
Riders and Other Retail Margin(b)	(0.05)	0.10	—	—	0.05
Rate case impacts, net(c)	0.03	0.06	—	—	0.09
Operations and maintenance, net of recoverables(d)	(0.06)	(0.03)	—	—	(0.09)
Interest Expense(e)	(0.05)	(0.03)	(0.07)	—	(0.15)
AFUDC Equity	0.05	(0.01)	—	—	0.04
Depreciation and amortization(e)	(0.04)	(0.02)	—	—	(0.06)
Other(f)	(0.11)	—	(0.08)	—	(0.19)
Total variance	$0.36	$0.07	$(0.15)	$—	$0.28
2022 YTD Adjusted Earnings Per Share	$5.46	$0.61	$(0.80)	$—	$5.27
Workplace and Workforce Realignment	—	—	(0.14)	—	(0.14)
Regulatory Matters and Litigation	(0.21)	—	(0.02)	—	(0.23)
Discontinued Operations	—	—	—	(1.57)	(1.57)
2022 YTD Reported Earnings Per Share	$5.25	$0.61	$(0.96)	$(1.57)	$3.33

Note: Earnings Per Share amounts are calculated using the consolidated statutory income tax rate for all drivers. Weighted average shares outstanding increased from 769 million shares to 770 million.

(a)    Includes block and seasonal pricing (+$0.11).
(b)    Electric Utilities and Infrastructure includes unfavorable fuel and other margin timing. Gas Utilities and Infrastructure includes increases related to the North Carolina and Ohio construction-based riders and customer growth.
(c)    Electric Utilities and Infrastructure includes DEC and DEP North Carolina final rates, which became effective June 2021 (+$0.02) and DEF SBRA and multiyear rate plan (+$0.01); these rate case impacts include interest expense (-$0.04). Gas Utilities and Infrastructure includes the net impact of the Piedmont North Carolina rate case, effective November 2021.
(d)    Electric Utilities and Infrastructure includes higher bad debt expense and higher storm costs (-$0.07), partially offset by lower employee-related expenses.
(e)    Electric Utilities and Infrastructure excludes rate case impacts.
(f)    Electric Utilities and Infrastructure includes higher property tax expense and the impact of GIC minority interest sale. Other includes lower market returns, partially offset by lower contributions to the Duke Energy Foundation.

DUKE ENERGY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except per share amounts)

	Years Ended December 31,
	2022	2021	2020
Operating Revenues
Regulated electric	$25,759	$22,319	$21,461
Regulated natural gas	2,724	2,008	1,642
Nonregulated electric and other	285	294	263
Total operating revenues	28,768	24,621	23,366
Operating Expenses
Fuel used in electric generation and purchased power	8,782	6,255	6,051
Cost of natural gas	1,276	705	460
Operation, maintenance and other	5,734	5,703	5,502
Depreciation and amortization	5,086	4,762	4,504
Property and other taxes	1,466	1,355	1,311
Impairment of assets and other charges	259	353	978
Total operating expenses	22,603	19,133	18,806
Gains on Sales of Other Assets and Other, net	22	12	11
Operating Income	6,187	5,500	4,571
Other Income and Expenses
Equity in earnings (losses) of unconsolidated affiliates	113	62	(2,005)
Other income and expenses, net	392	636	451
Total other income and expenses	505	698	(1,554)
Interest Expense	2,439	2,207	2,097
Income From Continuing Operations Before Income Taxes	4,253	3,991	920
Income Tax Expense (Benefit) From Continuing Operations	342	268	(169)
Income From Continuing Operations	3,911	3,723	1,089
Loss From Discontinued Operations, net of tax	(1,323)	(144)	(7)
Net Income	2,588	3,579	1,082
Add: Net Loss Attributable to Noncontrolling Interests	81	329	295
Net Income Attributable to Duke Energy Corporation	2,669	3,908	$1,377
Less: Preferred Dividends	106	106	$107
Net Income Available to Duke Energy Corporation Common Stockholders	$2,563	$3,802	$1,270

Earnings Per Share – Basic and Diluted
Income from continuing operations available to Duke Energy Corporation common stockholders
Basic and Diluted	$4.90	$4.68	$1.33
(Loss) Income from discontinued operations attributable to Duke Energy Corporation common stockholders
Basic and Diluted	$(1.57)	$0.26	$0.39
Net income available to Duke Energy Corporation common stockholders
Basic and Diluted	$3.33	$4.94	$1.72
Weighted average shares outstanding
Basic	770	769	737
Diluted	770	769	738

DUKE ENERGY CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In millions)	December 31, 2022	December 31, 2021
ASSETS
Current Assets
Cash and cash equivalents	$409	$341
Receivables (net of allowance for doubtful accounts of $40 at 2022 and $45 at 2021)	1,309	1,085
Receivables of VIEs (net of allowance for doubtful accounts of $176 at 2022 and $76 at 2021)	3,106	2,437
Inventory	3,584	3,111
Regulatory assets (includes $106 at 2022 and $105 at 2021 related to VIEs)	3,485	2,150
Assets held for sale	262	232
Other (includes $116 at 2022 and $41 at 2021 related to VIEs)	1,067	584
Total current assets	13,222	9,940
Property, Plant and Equipment
Cost	163,839	154,496
Accumulated depreciation and amortization	(52,100)	(49,104)
Facilities to be retired, net	9	144
Net property, plant and equipment	111,748	105,536
Other Noncurrent Assets
Goodwill	19,303	19,303
Regulatory assets (includes $1,715 at 2022 and $1,824 at 2021 related to VIEs)	14,820	12,487
Nuclear decommissioning trust funds	8,637	10,401
Operating lease right-of-use assets, net	1,042	1,136
Investments in equity method unconsolidated affiliates	455	457
Assets held for sale	5,634	6695
Other (includes $52 at 2022 and $30 at 2021 related to VIEs)	3,400	3,632
Total other noncurrent assets	53,291	54,111
Total Assets	$178,261	$169,587
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$4,754	$3,531
Notes payable and commercial paper	3,952	3,304
Taxes accrued	722	731
Interest accrued	626	530
Current maturities of long-term debt (includes $350 at 2022 and $76 at 2021 related to VIEs)	4,154	3,387
Asset retirement obligations	773	647
Regulatory liabilities	1,466	1,211
Liabilities associated with assets held for sale	259	167
Other	2,167	2,423
Total current liabilities	18,873	15,931
Long-Term Debt (includes $3,108 at 2022 and $3,379 at 2021 related to VIEs)	67,061	60,448
Other Noncurrent Liabilities
Deferred income taxes	10,006	9,379
Asset retirement obligations	11,955	11,953
Regulatory liabilities	13,582	16,152
Operating lease liabilities	876	940
Accrued pension and other post-retirement benefit costs	832	855
Investment tax credits	849	833
Liabilities associated with assets held for sale	739	612
Other	1,502	1,348
Total other noncurrent liabilities	40,341	42,072
Commitments and Contingencies
Equity
Preferred stock, Series A, $0.001 par value, 40 million depositary shares authorized and outstanding at 2022 and 2021	973	973
Preferred stock, Series B, $0.001 par value, 1 million shares authorized and outstanding at 2022 and 2021	989	989
Common Stock, $0.001 par value, 2 billion shares authorized; 770 million and 769 million shares outstanding at 2022 and 2021	1	1
Additional paid-in capital	44,862	44,371
Retained earnings	2,756	3,265
Accumulated other comprehensive loss	(140)	(303)
Total Duke Energy Corporation stockholders' equity	49,441	49,296
Noncontrolling interests	2,545	1,840
Total equity	51,986	51,136
Total Liabilities and Equity	$178,261	$169,587

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Years Ended December 31,
	2022	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$2,588	$3,579	$1,082
Adjustments to reconcile net income to net cash provided by operating activities	3,339	4,711	7,774
Net cash provided by operating activities	5,927	8,290	8,856

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(11,973)	(10,935)	(10,604)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by financing activities	6,129	2,609	1,731

Net increase (decrease) in cash, cash equivalents and restricted cash	83	(36)	(17)
Cash, cash equivalents and restricted cash at beginning of period	520	556	573
Cash, cash equivalents and restricted cash at end of period	$603	$520	$556

DUKE ENERGY CORPORATION
CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31, 2022
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$6,386	$—	$—	$(8)	$6,378
Regulated natural gas	—	922	—	(22)	900
Nonregulated electric and other	62	6	31	(26)	73
Total operating revenues	6,448	928	31	(56)	7,351
Operating Expenses
Fuel used in electric generation and purchased power	2,381	—	—	(20)	2,361
Cost of natural gas	—	417	—	—	417
Operation, maintenance and other	1,343	122	81	(35)	1,511
Depreciation and amortization	1,139	86	75	(7)	1,293
Property and other taxes	311	35	2	—	348
Impairment of assets and other charges	(15)	—	72	—	57
Total operating expenses	5,159	660	230	(62)	5,987
(Losses) Gains on Sales of Other Assets and Other, net	(5)	(3)	13	—	5
Operating Income (Loss)	1,284	265	(186)	6	1,369
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	1	6	14	—	21
Other income and expenses, net	85	11	56	(50)	102
Total Other Income and Expenses	86	17	70	(50)	123
Interest Expense	421	55	248	(45)	679
Income (Loss) from Continuing Operations Before Income Taxes	949	227	(364)	1	813
Income Tax Expense (Benefit) from Continuing Operations	130	36	(121)	—	45
Income (Loss) from Continuing Operations	819	191	(243)	1	768
Less: Net Income Attributable to Noncontrolling Interest	8	—	—	—	8
Income from Continuing Operations Attributable to Duke Energy Corporation	811	191	(243)	1	760
Less: Preferred Dividends	—	—	14	—	14
Segment Income/Other Net Loss	$811	$191	$(257)	$1	$746
Discontinued Operations					(1,277)
Net Loss Available to Duke Energy Corporation Common Stockholders					$(531)

Segment Income/Other Net Loss	$811	$191	$(257)	$1	$746
Special Items	—	—	124	(1)	123
Adjusted Earnings(a)	$811	$191	$(133)	$—	$869

(a)    See Reported to Adjusted Earnings Reconciliation for a detailed reconciliation of Segment Income/Other Net Loss to Adjusted Earnings.

DUKE ENERGY CORPORATION
CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Year Ended December 31, 2022
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$25,790	$—	$2	$(33)	$25,759
Regulated natural gas	—	2,816	—	(92)	2,724
Nonregulated electric and other	234	24	120	(93)	285
Total operating revenues	26,024	2,840	122	(218)	28,768
Operating Expenses
Fuel used in electric generation and purchased power	8,862	—	—	(80)	8,782
Cost of natural gas	—	1,276	—	—	1,276
Operation, maintenance and other	5,354	532	(23)	(129)	5,734
Depreciation and amortization	4,550	327	236	(27)	5,086
Property and other taxes	1,315	138	13	—	1,466
Impairment of assets and other charges	199	(12)	72	—	259
Total operating expenses	20,280	2,261	298	(236)	22,603
Gains on Sales of Other Assets and Other, net	7	1	14	—	22
Operating Income (Loss)	5,751	580	(162)	18	6,187
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	7	20	86	—	113
Other income and expenses, net	460	58	(21)	(105)	392
Total Other Income and Expenses	467	78	65	(105)	505
Interest Expense	1,565	182	778	(86)	2,439
Income (Loss) from Continuing Operations Before Income Taxes	4,653	476	(875)	(1)	4,253
Income Tax Expense (Benefit) from Continuing Operations	578	8	(244)	—	342
Income (Loss) from Continuing Operations	4,075	468	(631)	(1)	3,911
Less: Net Income Attributable to Noncontrolling Interest	27	—	—	—	27
Income from Continuing Operations Attributable to Duke Energy Corporation	4,048	468	(631)	(1)	3,884
Less: Preferred Dividends	—	—	106	—	106
Segment Income/Other Net Loss	$4,048	$468	$(737)	$(1)	$3,778
Discontinued Operations					(1,215)
Net Income Available to Duke Energy Corporation Common Stockholders					$2,563

Segment Income/Other Net Loss	$4,048	$468	$(737)	$(1)	$3,778
Special Items	157	—	124	1	282
Adjusted Earnings(a)	$4,205	$468	$(613)	$—	$4,060

(a)    See Reported to Adjusted Earnings Reconciliation for a detailed reconciliation of Segment Income/Other Net Loss to Adjusted Earnings.

DUKE ENERGY CORPORATION
CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31, 2021
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$5,418	$—	$—	$(71)	$5,347
Regulated natural gas	—	718	—	(24)	694
Nonregulated electric and other	—	3	31	42	76
Total operating revenues	5,418	721	31	(53)	6,117
Operating Expenses
Fuel used in electric generation and purchased power	1,572	—	—	(19)	1,553
Cost of natural gas	—	275	—	—	275
Operation, maintenance and other	1,433	140	86	(34)	1,625
Depreciation and amortization	1,097	87	55	(7)	1,232
Property and other taxes	284	28	(2)	—	310
Impairment of assets and other charges	1	19	(6)	—	14
Total operating expenses	4,387	549	133	(60)	5,009
Gains on Sales of Other Assets and Other, net	2	—	—	—	2
Operating Income (Loss)	1,033	172	(102)	7	1,110
Other Income and Expenses
Equity in (losses) earnings of unconsolidated affiliates	(1)	6	11	—	16
Other income and expenses, net	114	12	32	(11)	147
Total Other Income and Expenses	113	18	43	(11)	163
Interest Expense	366	37	173	(4)	572
Income (Loss) from Continuing Operations Before Income Taxes	780	153	(232)	—	701
Income Tax Expense (Benefit) from Continuing Operations	101	16	(118)	2	1
Income (Loss) from Continuing Operations	679	137	(114)	(2)	700
Less: Net Income Attributable to Noncontrolling Interest	9	—	—	(1)	8
Income (Loss) from Continuing Operations Attributable to Duke Energy Corporation	670	137	(114)	(1)	692
Less: Preferred Dividends	—	—	14	—	14
Segment Income/Other Net Loss	$670	$137	$(128)	$(1)	$678
Discontinued Operations					54
Net Income Available to Duke Energy Corporation Common Stockholders					$732

Segment Income/Other Net Loss	$670	$137	$(128)	$(1)	$678
Special Items	5	—	6	1	12
Adjusted Earnings(a)	$675	$137	$(122)	$—	$690
(a)    See Reported to Adjusted Earnings Reconciliation for a detailed reconciliation of Segment Income/Other Net Loss to Adjusted Earnings.

DUKE ENERGY CORPORATION
CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Year Ended December 31, 2021
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$22,603	$—	$—	$(284)	$22,319
Regulated natural gas	—	2,099	—	(91)	2,008
Nonregulated electric and other	—	13	113	168	294
Total operating revenues	22,603	2,112	113	(207)	24,621
Operating Expenses
Fuel used in electric generation and purchased power	6,332	—	—	(77)	6,255
Cost of natural gas	—	705	—	—	705
Operation, maintenance and other	5,340	442	41	(120)	5,703
Depreciation and amortization	4,251	303	236	(28)	4,762
Property and other taxes	1,233	120	2	—	1,355
Impairment of assets and other charges	204	19	130	—	353
Total operating expenses	17,360	1,589	409	(225)	19,133
Gains (Losses) on Sales of Other Assets and Other, net	13	—	(1)	—	12
Operating Income (Loss)	5,256	523	(297)	18	5,500
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	7	8	47	—	62
Other income and expenses, net	527	62	78	(31)	636
Total Other Income and Expenses	534	70	125	(31)	698
Interest Expense	1,432	142	643	(10)	2,207
Income (Loss) from Continuing Operations Before Income Taxes	4,358	451	(815)	(3)	3,991
Income Tax Expense (Benefit) from Continuing Operations	494	55	(281)	—	268
Income (Loss) from Continuing Operations	3,864	396	(534)	(3)	3,723
Less: Net Income Attributable to Noncontrolling Interest	14	—	1	—	15
Income (Loss) from Continuing Operations Attributable to Duke Energy Corporation	3,850	396	(535)	(3)	3,708
Less: Preferred Dividends	—	—	106	—	106
Segment Income/Other Net Loss	$3,850	$396	$(641)	$(3)	$3,602
Discontinued Operations					200
Net Income Available to Duke Energy Corporation Common Stockholders					$3,802

Segment Income/Other Net Loss	$3,850	$396	$(641)	$(3)	$3,602
Special Items	69	15	148	3	235
Adjusted Earnings(a)	$3,919	$411	$(493)	$—	$3,837
(a)    See Reported to Adjusted Earnings Reconciliation for a detailed reconciliation of Segment Income/Other Net Loss to Adjusted Earnings.

DUKE ENERGY CORPORATION
CONSOLIDATING BALANCE SHEETS – ASSETS
(Unaudited)

	December 31, 2022
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other(a)	Eliminations/ Adjustments	Duke Energy
Current Assets
Cash and cash equivalents	$180	$4	$225	$—	$409
Receivables, net	819	467	24	(1)	1,309
Receivables of variable interest entities, net	3,106	—	—	—	3,106
Receivables from affiliated companies	79	99	1,750	(1,928)	—
Notes receivable from affiliated companies	—	—	3,521	(3,521)	—
Inventory	3,364	185	35	—	3,584
Regulatory assets	3,204	172	109	—	3,485
Assets held for sale	—	—	262	—	262
Other	701	64	302	—	1,067
Total current assets	11,453	991	6,228	(5,450)	13,222
Property, Plant and Equipment
Cost	145,975	15,264	2,691	(91)	163,839
Accumulated depreciation and amortization	(47,472)	(3,119)	(1,508)	(1)	(52,100)
Facilities to be retired, net	—	9	—	—	9
Net property, plant and equipment	98,503	12,154	1,183	(92)	111,748
Other Noncurrent Assets
Goodwill	17,379	1,924	—	—	19,303
Regulatory assets	13,528	812	480	—	14,820
Nuclear decommissioning trust funds	8,637	—	—	—	8,637
Operating lease right-of-use assets, net	773	4	264	1	1,042
Investments in equity method unconsolidated affiliates	99	240	116	—	455
Investment in consolidated subsidiaries	615	7	68,835	(69,457)	—
Assets held for sale	—	—	5,634	—	5,634
Other	2,143	320	1,601	(664)	3,400
Total other noncurrent assets	43,174	3,307	76,930	(70,120)	53,291
Total Assets	153,130	16,452	84,341	(75,662)	178,261
Segment reclassifications, intercompany balances and other	(851)	(41)	(74,770)	75,662	—
Segment Assets	$152,279	$16,411	$9,571	$—	$178,261

(a)     Includes amounts in held for sale accounts related to the Commercial Renewables Disposal Group.

DUKE ENERGY CORPORATION
CONSOLIDATING BALANCE SHEETS – LIABILITIES AND EQUITY
(Unaudited)

	December 31, 2022
(In millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Other(a)	Eliminations/ Adjustments	Duke Energy
Current Liabilities
Accounts payable	$3,630	$470	$654	$—	$4,754
Accounts payable to affiliated companies	870	53	934	(1,857)	—
Notes payable to affiliated companies	2,920	690	—	(3,610)	—
Notes payable and commercial paper	—	—	3,952	—	3,952
Taxes accrued	709	125	(113)	1	722
Interest accrued	376	41	210	(1)	626
Current maturities of long-term debt	2,422	212	1,526	(6)	4,154
Asset retirement obligations	773	—	—	—	773
Regulatory liabilities	1,343	123	—	—	1,466
Liabilities associated with assets held for sale	—	—	259	—	259
Other	1,559	146	482	(20)	2,167
Total current liabilities	14,602	1,860	7,904	(5,493)	18,873
Long-Term Debt	40,012	3,874	23,262	(87)	67,061
Long-Term Debt Payable to Affiliated Companies	618	7	—	(625)	—
Other Noncurrent Liabilities
Deferred income taxes	11,666	1,216	(2,876)	—	10,006
Asset retirement obligations	11,872	83	—	—	11,955
Regulatory liabilities	12,236	1,303	42	1	13,582
Operating lease liabilities	693	13	169	1	876
Accrued pension and other post-retirement benefit costs	313	30	489	—	832
Investment tax credits	848	1	—	—	849
Liabilities associated with assets held for sale	—	—	739	—	739
Other	791	268	633	(190)	1,502
Total other noncurrent liabilities	38,419	2,914	(804)	(188)	40,341
Equity
Total Duke Energy Corporation stockholders' equity	58,544	7,790	52,375	(69,268)	49,441
Noncontrolling interests	935	7	1,604	(1)	2,545
Total equity	59,479	7,797	53,979	(69,269)	51,986
Total Liabilities and Equity	153,130	16,452	84,341	(75,662)	178,261
Segment reclassifications, intercompany balances and other	(851)	(41)	(74,770)	75,662	—
Segment Liabilities and Equity	$152,279	$16,411	$9,571	$—	$178,261

(a)     Includes amounts in held for sale accounts related to the Commercial Renewables Disposal Group.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Three Months Ended December 31, 2022
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Other	Electric Utilities and Infrastructure
Operating Revenues	$2,013	$1,571	$1,463	$478	$1,087	$(164)	$6,448
Operating Expenses
Fuel used in electric generation and purchased power	592	576	575	218	585	(165)	2,381
Operation, maintenance and other	443	354	237	81	171	57	1,343
Depreciation and amortization	388	297	238	48	167	1	1,139
Property and other taxes	82	54	86	74	15	—	311
Impairment of assets and other charges	(15)	1	—	—	—	(1)	(15)
Total operating expenses	1,490	1,282	1,136	421	938	(108)	5,159
Losses on Sales of Other Assets and Other, net	—	(1)	(3)	—	—	(1)	(5)
Operating Income	523	288	324	57	149	(57)	1,284
Other Income and Expenses, net(b)	50	32	—	2	10	(8)	86
Interest Expense	142	94	104	20	51	10	421
Income Before Income Taxes	431	226	220	39	108	(75)	949
Income Tax Expense	58	34	48	2	19	(31)	130
Less: Net Income Attributable to Noncontrolling Interest	—	—	—	—	—	8	8
Segment Income	$373	$192	$172	$37	$89	$(52)	$811
(a)    Includes results of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes an equity component of allowance for funds used during construction of $23 million for Duke Energy Carolinas, $15 million for Duke Energy Progress and $3 million for Duke Energy Florida.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Year Ended December 31, 2022
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Other	Electric Utilities and Infrastructure
Operating Revenues	$7,857	$6,753	$6,353	$1,798	$3,922	$(659)	$26,024
Operating Expenses
Fuel used in electric generation and purchased power	2,015	2,492	2,586	657	1,819	(707)	8,862
Operation, maintenance and other	1,845	1,447	948	345	719	50	5,354
Depreciation and amortization	1,526	1,187	955	221	645	16	4,550
Property and other taxes	340	190	421	288	75	1	1,315
Impairment of assets and other charges	(18)	5	—	1	211	—	199
Total operating expenses	5,708	5,321	4,910	1,512	3,469	(640)	20,280
Gains on Sales of Other Assets and Other, net	4	1	2	—	—	—	7
Operating Income	2,153	1,433	1,445	286	453	(19)	5,751
Other Income and Expenses, net(b)	224	118	84	13	38	(10)	467
Interest Expense	557	354	362	86	189	17	1,565
Income Before Income Taxes	1,820	1,197	1,167	213	302	(46)	4,653
Income Tax Expense	148	165	231	24	22	(12)	578
Less: Net Income Attributable to Noncontrolling Interest	—	—	—	—	—	27	$27
Segment Income	$1,672	$1,032	$936	$189	$280	$(61)	$4,048
(a)    Includes results of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes an equity component of allowance for funds used during construction of $98 million for Duke Energy Carolinas, $52 million for Duke Energy Progress, $16 million for Duke Energy Florida, $4 million for Duke Energy Ohio and $13 million for Duke Energy Indiana.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONSOLIDATING BALANCE SHEETS – ASSETS
(Unaudited)

	December 31, 2022
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Adjustments(b)	Electric Utilities and Infrastructure
Current Assets
Cash and cash equivalents	$44	$49	$45	$12	$31	$(1)	$180
Receivables, net	338	167	148	42	112	12	819
Receivables of variable interest entities, net	928	793	496	—	—	889	3,106
Receivables from affiliated companies	390	25	2	228	298	(864)	79
Inventory	1,164	1,006	573	132	489	—	3,364
Regulatory assets	1,095	690	1,143	29	249	(2)	3,204
Other	216	170	108	13	197	(3)	701
Total current assets	4,175	2,900	2,515	456	1,376	31	11,453
Property, Plant and Equipment
Cost	54,650	38,875	25,940	8,181	18,122	207	145,975
Accumulated depreciation and amortization	(18,669)	(14,201)	(6,377)	(2,212)	(6,022)	9	(47,472)
Net property, plant and equipment	35,981	24,674	19,563	5,969	12,100	216	98,503
Other Noncurrent Assets
Goodwill	—	—	—	596	—	16,783	17,379
Regulatory assets	4,293	4,724	2,422	281	1,050	758	13,528
Nuclear decommissioning trust funds	4,783	3,430	424	—	—	—	8,637
Operating lease right-of-use assets, net	78	370	258	18	49	—	773
Investments in equity method unconsolidated affiliates	—	—	1	—	—	98	99
Investment in consolidated subsidiaries	72	17	6	300	3	217	615
Other	1,036	649	371	54	254	(221)	2,143
Total other noncurrent assets	10,262	9,190	3,482	1,249	1,356	17,635	43,174
Total Assets	50,418	36,764	25,560	7,674	14,832	17,882	153,130
Segment reclassifications, intercompany balances and other	(462)	(133)	(8)	(170)	207	(285)	(851)
Reportable Segment Assets	$49,956	$36,631	$25,552	$7,504	$15,039	$17,597	$152,279
(a)    Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes the elimination of intercompany balances, purchase accounting adjustments, restricted receivables related to Cinergy Receivables Company and Commercial Transmission and Duke Energy Indiana Holdco, LLC balances.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONSOLIDATING BALANCE SHEETS – LIABILITIES AND EQUITY
(Unaudited)

	December 31, 2022
(In millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Adjustments(b)	Electric Utilities and Infrastructure
Current Liabilities
Accounts payable	$1,472	$601	$880	$261	$391	$25	$3,630
Accounts payable to affiliated companies	209	508	177	21	206	(251)	870
Notes payable to affiliated companies	1,233	239	605	320	435	88	2,920
Taxes accrued	247	77	57	249	94	(15)	709
Interest accrued	120	101	80	27	48	—	376
Current maturities of long-term debt	1,018	369	329	310	303	93	2,422
Asset retirement obligations	261	288	1	17	206	—	773
Regulatory liabilities	530	332	244	50	187	—	1,343
Other	579	383	362	72	162	1	1,559
Total current liabilities	5,669	2,898	2,735	1,327	2,032	(59)	14,602
Long-Term Debt	12,948	10,568	9,381	2,339	3,854	922	40,012
Long-Term Debt Payable to Affiliated Companies	300	150	—	18	150	—	618
Other Noncurrent Liabilities
Deferred income taxes	4,206	2,488	2,791	799	1,341	41	11,666
Asset retirement obligations	5,121	5,535	357	80	744	35	11,872
Regulatory liabilities	5,783	4,120	633	268	1,454	(22)	12,236
Operating lease liabilities	83	335	211	17	47	—	693
Accrued pension and other post-retirement benefit costs	38	160	111	67	122	(185)	313
Investment tax credits	300	124	234	3	186	1	848
Other	528	77	84	53	66	(17)	791
Total other noncurrent liabilities	16,059	12,839	4,421	1,287	3,960	(147)	38,419
Equity
Total Duke Energy Corporation stockholders' equity	15,442	10,309	9,023	2,703	4,836	16,231	58,544
Noncontrolling interests(c)	—	—	—	—	—	935	935
Equity	15,442	10,309	9,023	2,703	4,836	17,166	59,479
Total Liabilities and Equity	50,418	36,764	25,560	7,674	14,832	17,882	153,130
Segment reclassifications, intercompany balances and other	(462)	(133)	(8)	(170)	207	(285)	(851)
Reportable Segment Liabilities and Equity	$49,956	$36,631	$25,552	$7,504	$15,039	$17,597	$152,279
(a)    Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes the elimination of intercompany balances, purchase accounting adjustments and Commercial Transmission and Duke Energy Indiana Holdco, LLC balances.
(c)    Includes a noncontrolling interest in Duke Energy Indiana.

GAS UTILITIES AND INFRASTRUCTURE
CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Three Months Ended December 31, 2022
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage(b)	Eliminations/ Adjustments	Gas Utilities and Infrastructure
Operating Revenues	$225	$703	$—	$—	$928
Operating Expenses
Cost of natural gas	87	330	—	—	417
Operation, maintenance and other	30	93	1	(2)	122
Depreciation and amortization	29	56	—	1	86
Property and other taxes	23	13	—	(1)	35
Impairment of assets and other charges	—	(1)	—	1	—
Total operating expenses	169	491	1	(1)	660
Gains (Losses) on Sales of Other Assets and Other, net	1	(4)	—	—	(3)
Operating Income (Loss)	57	208	(1)	1	265
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	—	—	6	—	6
Other income and expenses, net	2	11	(1)	(1)	11
Total other income and expenses	2	11	5	(1)	17
Interest Expense	18	38	(1)	—	55
Income Before Income Taxes	41	181	5	—	227
Income Tax Expense	7	25	2	2	36
Segment Income	$34	$156	$3	$(2)	$191
(a)    Includes results of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes earnings from investments in Sabal Trail and Cardinal pipelines, as well as Hardy and Pine Needle storage facilities.

GAS UTILITIES AND INFRASTRUCTURE
CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Year Ended December 31, 2022
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage(b)	Eliminations/ Adjustments	Gas Utilities and Infrastructure
Operating Revenues	$716	$2,124	$—	$—	$2,840
Operating Expenses
Cost of natural gas	261	1,015	—	—	1,276
Operation, maintenance and other	170	360	4	(2)	532
Depreciation and amortization	103	222	—	2	327
Property and other taxes	81	57	—	—	138
Impairment of assets and other charges	(12)	—	—	—	(12)
Total operating expenses	603	1,654	4	—	2,261
Gains on Sales of Other Assets and Other, net	1	—	—	—	1
Operating Income (Loss)	114	470	(4)	—	580
Other Income and Expenses
Equity in losses of unconsolidated affiliates	—	—	20	—	20
Other income and expenses, net	7	47	5	(1)	58
Total other income and expenses	7	47	25	(1)	78
Interest Expense	43	140	(1)	—	182
Income Before Income Taxes	78	377	22	(1)	476
Income Tax (Benefit) Expense	(43)	43	7	1	8
Segment Income	$121	$334	$15	$(2)	$468
(a)    Includes results of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes earnings from investments in Sabal Trail and Cardinal pipelines, as well as Hardy and Pine Needle storage facilities and losses from the cancellation of the ACP pipeline.

GAS UTILITIES AND INFRASTRUCTURE
CONSOLIDATING BALANCE SHEETS – ASSETS
(Unaudited)

	December 31, 2022
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage	Eliminations/ Adjustments(b)	Gas Utilities and Infrastructure
Current Assets
Cash and cash equivalents	$4	$—	$—	$—	$4
Receivables, net	31	436	—	—	467
Receivables from affiliated companies	13	82	81	(77)	99
Inventory	12	172	—	1	185
Regulatory assets	53	119	—	—	172
Other	58	4	4	(2)	64
Total current assets	171	813	85	(78)	991
Property, Plant and Equipment
Cost	4,316	10,868	79	1	15,264
Accumulated depreciation and amortization	(1,038)	(2,080)	—	(1)	(3,119)
Facilities to be retired, net	—	9	—	—	9
Net property, plant and equipment	3,278	8,797	79	—	12,154
Other Noncurrent Assets
Goodwill	324	49	—	1,551	1,924
Regulatory assets	322	392	—	98	812
Operating lease right-of-use assets, net	—	4	—	—	4
Investments in equity method unconsolidated affiliates	—	—	235	5	240
Investment in consolidated subsidiaries	—	—	—	7	7
Other	17	271	31	1	320
Total other noncurrent assets	663	716	266	1,662	3,307
Total Assets	4,112	10,326	430	1,584	16,452
Segment reclassifications, intercompany balances and other	52	(83)	(81)	71	(41)
Reportable Segment Assets	$4,164	$10,243	$349	$1,655	$16,411
(a)    Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes the elimination of intercompany balances and purchase accounting adjustments.

GAS UTILITIES AND INFRASTRUCTURE
CONSOLIDATING BALANCE SHEETS – LIABILITIES AND EQUITY
(Unaudited)

	December 31, 2022
(In millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage	Eliminations/ Adjustments(b)	Gas Utilities and Infrastructure
Current Liabilities
Accounts payable	$117	$345	$8	$—	$470
Accounts payable to affiliated companies	15	77	39	(78)	53
Notes payable to affiliated companies	177	514	—	(1)	690
Taxes accrued	58	74	(7)	—	125
Interest accrued	2	40	—	(1)	41
Current maturities of long-term debt	165	45	—	2	212
Regulatory liabilities	50	74	—	(1)	123
Other	2	81	60	3	146
Total current liabilities	586	1,250	100	(76)	1,860
Long-Term Debt	406	3,318	67	83	3,874
Long-Term Debt Payable to Affiliated Companies	7	—	—	—	7
Other Noncurrent Liabilities
Deferred income taxes	339	856	19	2	1,216
Asset retirement obligations	57	27	—	(1)	83
Regulatory liabilities	266	1,024	—	13	1,303
Operating lease liabilities	—	13	—	—	13
Accrued pension and other post-retirement benefit costs	23	7	—	—	30
Investment tax credits	—	1	—	—	1
Other	43	178	47	—	268
Total other noncurrent liabilities	728	2,106	66	14	2,914
Equity
Total Duke Energy Corporation stockholders' equity	2,385	3,652	190	1,563	7,790
Noncontrolling interests	—	—	7	—	7
Equity	2,385	3,652	197	1,563	7,797
Total Liabilities and Equity	4,112	10,326	430	1,584	16,452
Segment reclassifications, intercompany balances and other	52	(83)	(81)	71	(41)
Reportable Segment Liabilities and Equity	$4,164	$10,243	$349	$1,655	$16,411
(a)    Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.
(b)    Includes the elimination of intercompany balances and purchase accounting adjustments.

Electric Utilities and Infrastructure
Quarterly Highlights
Year Ended December 2022

	Three Months Ended December 31,				Years Ended December 31,
	2022	2021	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2022	2021	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
Gigawatt-hour (GWh) Sales(a)
Residential	18,686	19,337	(3.4%)	1.8%	87,671	87,452	0.3%	2.1%
General Service	18,250	17,615	3.6%	4.9%	77,259	74,571	3.6%	3.5%
Industrial	11,436	11,203	2.1%	2.3%	49,180	48,639	1.1%	1.7%
Other Energy Sales	130	133	(2.3%)	n/a	558	552	1.1%	n/a
Unbilled Sales	2,426	337	619.9%	n/a	3,606	(339)	1,163.7%	n/a
Total Retail Sales	50,928	48,625	4.7%	2.9%	218,274	210,875	3.5%	2.5%
Wholesale and Other	10,307	9,798	5.2%		45,538	41,657	9.3%
Total Consolidated Electric Sales – Electric Utilities and Infrastructure	61,235	58,423	4.8%		263,812	252,532	4.5%

Average Number of Customers (Electric)
Residential	7,166,766	7,043,459	1.8%		7,121,050	6,996,634	1.8%
General Service	1,036,798	1,029,341	0.7%		1,035,271	1,023,812	1.1%
Industrial	16,320	16,415	(0.6%)		16,336	16,446	(0.7%)
Other Energy Sales	24,277	24,419	(0.6%)		24,360	24,328	0.1%
Total Retail Customers	8,244,161	8,113,634	1.6%		8,197,017	8,061,220	1.7%
Wholesale and Other	45	41	9.8%		40	38	5.3%
Total Average Number of Customers – Electric Utilities and Infrastructure	8,244,206	8,113,675	1.6%		8,197,057	8,061,258	1.7%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	8,920	6,646	34.2%		38,295	46,173	(17.1%)
Nuclear	17,674	18,696	(5.5%)		73,109	75,328	(2.9%)
Hydro	415	338	22.8%		1,856	2,338	(20.6%)
Natural Gas and Oil	22,340	20,418	9.4%		93,649	80,666	16.1%
Renewable Energy	507	351	44.4%		2,347	1,532	53.2%
Total Generation(d)	49,856	46,449	7.3%		209,256	206,037	1.6%
Purchased Power and Net Interchange(e)	14,409	15,589	(7.6%)		66,587	61,147	8.9%
Total Sources of Energy	64,265	62,038	3.6%		275,843	267,184	3.2%
Less: Line Loss and Other	3,030	3,615	(16.2%)		12,031	14,652	(17.9%)
Total GWh Sources	61,235	58,423	4.8%		263,812	252,532	4.5%

Owned Megawatt (MW) Capacity(c)
Summer					49,866	50,260
Winter					53,034	53,625
Nuclear Capacity Factor (%)(f)					94	96

(a)    Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.
(f)    Statistics reflect 100% of jointly owned stations.

Duke Energy Carolinas
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
Year Ended December 2022

	Three Months Ended December 31,				Years Ended December 31,
	2022	2021	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2022	2021	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	6,269	6,284	(0.2%)		29,377	29,244	0.5%
General Service	6,881	6,899	(0.3%)		29,531	28,395	4.0%
Industrial	4,942	5,153	(4.1%)		20,811	20,611	1.0%
Other Energy Sales	70	72	(2.8%)		296	300	(1.3%)
Unbilled Sales	981	(75)	1,408.0%		1,263	(160)	889.4%
Total Retail Sales	19,143	18,333	4.4%	2.0%	81,278	78,390	3.7%	2.2%
Wholesale and Other	2,647	2,106	25.7%		9,637	9,406	2.5%
Total Consolidated Electric Sales – Duke Energy Carolinas	21,790	20,439	6.6%		90,915	87,796	3.6%

Average Number of Customers
Residential	2,395,446	2,351,455	1.9%		2,378,411	2,332,625	2.0%
General Service	400,478	398,478	0.5%		400,091	396,997	0.8%
Industrial	6,101	6,046	0.9%		6,066	6,058	0.1%
Other Energy Sales	11,232	11,269	(0.3%)		11,238	11,289	(0.5%)
Total Retail Customers	2,813,257	2,767,248	1.7%		2,795,806	2,746,969	1.8%
Wholesale and Other	20	19	5.3%		17	19	(10.5%)
Total Average Number of Customers – Duke Energy Carolinas	2,813,277	2,767,267	1.7%		2,795,823	2,746,988	1.8%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	1,959	3,046	(35.7%)		8,025	15,825	(49.3%)
Nuclear	11,282	10,912	3.4%		44,225	45,446	(2.7%)
Hydro	243	159	52.8%		999	1,340	(25.4%)
Natural Gas and Oil	7,112	5,009	42.0%		28,563	19,975	43.0%
Renewable Energy	103	70	47.1%		492	315	56.2%
Total Generation(d)	20,699	19,196	7.8%		82,304	82,901	(0.7%)
Purchased Power and Net Interchange(e)	2,191	2,543	(13.8%)		12,628	9,709	30.1%
Total Sources of Energy	22,890	21,739	5.3%		94,932	92,610	2.5%
Less: Line Loss and Other	1,100	1,300	(15.4%)		4,017	4,814	(16.6%)
Total GWh Sources	21,790	20,439	6.6%		90,915	87,796	3.6%

Owned MW Capacity(c)
Summer					19,492	20,081
Winter					20,350	20,957
Nuclear Capacity Factor (%)(f)					95	96

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,301	967	34.5%		3,124	2,884	8.3%
Cooling Degree Days	21	79	(73.4%)		1,628	1,573	3.5%

Variance from Normal
Heating Degree Days	5.1%	(21.7%)			(1.8%)	(9.2%)
Cooling Degree Days	(50.9%)	87.9%			4.3%	0.7%

(a)    Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.
(f)    Statistics reflect 100% of jointly owned stations.

Duke Energy Progress
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
Year Ended December 2022

	Three Months Ended December 31,				Years Ended December 31,
	2022	2021	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2022	2021	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	3,891	4,044	(3.8%)		18,499	18,645	(0.8%)
General Service	3,662	2,933	24.9%		15,332	14,256	7.5%
Industrial	2,466	1,549	59.2%		11,037	9,343	18.1%
Other Energy Sales	21	16	31.3%		89	74	20.3%
Unbilled Sales	401	1,131	(64.5%)		(106)	933	(111%)
Total Retail Sales	10,441	9,673	7.9%	4.5%	44,851	43,251	3.7%	2.3%
Wholesale and Other	5,502	5,569	(1.2%)		25,584	23,546	8.7%
Total Consolidated Electric Sales – Duke Energy Progress	15,943	15,242	4.6%		70,435	66,797	5.4%

Average Number of Customers
Residential	1,444,585	1,418,470	1.8%		1,434,751	1,408,491	1.9%
General Service	248,511	245,673	1.2%		247,962	243,324	1.9%
Industrial	3,322	3,338	(0.5%)		3,325	3,342	(0.5%)
Other Energy Sales	2,533	2,594	(2.4%)		2,552	2,597	(1.7%)
Total Retail Customers	1,698,951	1,670,075	1.7%		1,688,590	1,657,754	1.9%
Wholesale and Other	8	8	—%		8	8	—%
Total Average Number of Customers – Duke Energy Progress	1,698,959	1,670,083	1.7%		1,688,598	1,657,762	1.9%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	1,139	445	156.0%		6,513	5,928	9.9%
Nuclear	6,392	7,784	(17.9%)		28,884	29,882	(3.3%)
Hydro	83	91	(8.8%)		572	678	(15.6%)
Natural Gas and Oil	6,273	5,720	9.7%		24,587	22,897	7.4%
Renewable Energy	46	55	(16.4%)		248	253	(2.0%)
Total Generation(d)	13,933	14,095	(1.1%)		60,804	59,638	2.0%
Purchased Power and Net Interchange(e)	2,482	2,179	13.9%		11,202	9,687	15.6%
Total Sources of Energy	16,415	16,274	0.9%		72,006	69,325	3.9%
Less: Line Loss and Other	472	1,032	(54.3%)		1,571	2,528	(37.9%)
Total GWh Sources	15,943	15,242	4.6%		70,435	66,797	5.4%

Owned MW Capacity(c)
Summer					12,464	12,469
Winter					13,605	13,609
Nuclear Capacity Factor (%)(f)					92	95

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,061	855	24.1%		2,676	2,604	2.8%
Cooling Degree Days	48	106	(54.7%)		1,911	1,785	7.1%

Variance from Normal
Heating Degree Days	(4.6%)	(23.1%)			(7.2%)	(9.6%)
Cooling Degree Days	(22.8%)	68.6%			12.0%	4.7%

(a)    Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.
(f)    Statistics reflect 100% of jointly owned stations.

Duke Energy Florida
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
Year Ended December 2022

	Three Months Ended December 31,				Years Ended December 31,
	2022	2021	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2022	2021	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	4,663	4,977	(6.3%)		21,508	21,192	1.5%
General Service	3,654	3,712	(1.6%)		15,463	14,943	3.5%
Industrial	797	745	7.0%		3,508	3,292	6.6%
Other Energy Sales	8	7	14.3%		33	24	37.5%
Unbilled Sales	247	(703)	135.1%		567	(731)	177.6%
Total Retail Sales	9,369	8,738	7.2%	7.0%	41,079	38,720	6.1%	5.5%
Wholesale and Other	1,048	953	10.0%		5,135	3,702	38.7%
Total Electric Sales – Duke Energy Florida	10,417	9,691	7.5%		46,214	42,422	8.9%

Average Number of Customers
Residential	1,730,814	1,701,486	1.7%		1,719,905	1,689,516	1.8%
General Service	208,018	206,513	0.7%		207,543	205,286	1.1%
Industrial	1,839	1,932	(4.8%)		1,868	1,944	(3.9%)
Other Energy Sales	3,711	3,771	(1.6%)		3,737	3,779	(1.1%)
Total Retail Customers	1,944,382	1,913,702	1.6%		1,933,053	1,900,525	1.7%
Wholesale and Other	12	10	20.0%		10	7	42.9%
Total Average Number of Customers – Duke Energy Florida	1,944,394	1,913,712	1.6%		1,933,063	1,900,532	1.7%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	1,062	469	126.4%		4,375	5,042	(13.2%)
Natural Gas and Oil	8,233	8,733	(5.7%)		36,569	34,579	5.8%
Renewable Energy	353	222	59.0%		1,581	942	67.8%
Total Generation(d)	9,648	9,424	2.4%		42,525	40,563	4.8%
Purchased Power and Net Interchange(e)	815	772	5.6%		4,817	4,286	12.4%
Total Sources of Energy	10,463	10,196	2.6%		47,342	44,849	5.6%
Less: Line Loss and Other	46	505	(90.9%)		1,128	2,427	(53.5%)
Total GWh Sources	10,417	9,691	7.5%		46,214	42,422	8.9%

Owned MW Capacity(c)
Summer					10,488	10,288
Winter					11,134	11,114

Heating and Cooling Degree Days
Actual
Heating Degree Days	169	84	101.2%		470	394	19.3%
Cooling Degree Days	544	584	(6.8%)		3,527	3,488	1.1%

Variance from Normal
Heating Degree Days	(10.4%)	(55.4%)			—%	(30.6%)
Cooling Degree Days	11.1%	20.3%			—%	8.6%

(a)    Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.

Duke Energy Ohio
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
Year Ended December 2022

	Three Months Ended December 31,				Years Ended December 31,
	2022	2021	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2022	2021	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	1,897	1,987	(4.5%)		9,031	9,080	(0.5%)
General Service	2,125	2,157	(1.5%)		8,813	8,998	(2.1%)
Industrial	1,333	1,357	(1.8%)		5,174	5,554	(6.8%)
Other Energy Sales	15	25	(40.0%)		80	104	(23.1%)
Unbilled Sales	164	(13)	1,361.5%		678	(161)	521.1%
Total Retail Sales	5,534	5,513	0.4%	(0.4%)	23,776	23,575	0.9%	0.5%
Wholesale and Other	100	30	233.3%		493	554	(11.0%)
Total Electric Sales – Duke Energy Ohio	5,634	5,543	1.6%		24,269	24,129	0.6%

Average Number of Customers
Residential	820,302	807,707	1.6%		816,187	805,256	1.4%
General Service	74,541	74,172	0.5%		74,551	73,941	0.8%
Industrial	2,397	2,434	(1.5%)		2,415	2,435	(0.8%)
Other Energy Sales	2,842	2,790	1.9%		2,847	2,683	6.1%
Total Retail Customers	900,082	887,103	1.5%		896,000	884,315	1.3%
Wholesale and Other	1	1	—%		1	1	—%
Total Average Number of Customers – Duke Energy Ohio	900,083	887,104	1.5%		896,001	884,316	1.3%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	516	13	3,869.2%		2,778	2,543	9.2%
Natural Gas and Oil	50	8	525.0%		101	58	74.1%
Total Generation(d)	566	21	2,595.2%		2,879	2,601	10.7%
Purchased Power and Net Interchange(e)	5,599	5,880	(4.8%)		23,722	23,797	(0.3%)
Total Sources of Energy	6,165	5,901	4.5%		26,601	26,398	0.8%
Less: Line Loss and Other	531	358	48.3%		2,332	2,269	2.8%
Total GWh Sources	5,634	5,543	1.6%		24,269	24,129	0.6%

Owned MW Capacity(c)
Summer					1,076	1,076
Winter					1,164	1,164

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,799	1,474	22.0%		4,815	4,516	6.6%
Cooling Degree Days	1	61	(98.4%)		1,234	1,276	(3.3%)

Variance from Normal
Heating Degree Days	(1.2%)	(19.0%)			(1.3%)	(7.3%)
Cooling Degree Days	(92.5%)	170.8%			9.2%	13.6%

(a)    Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.

Duke Energy Indiana
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
Year Ended December 2022

	Three Months Ended December 31,				Years Ended December 31,
	2022	2021	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)	2022	2021	% Inc.(Dec.)	% Inc. (Dec.) Weather Normal(b)
GWh Sales(a)
Residential	1,966	2,045	(3.9%)		9,256	9,291	(0.4%)
General Service	1,928	1,914	0.7%		8,120	7,979	1.8%
Industrial	1,898	2,399	(20.9%)		8,650	9,839	(12.1%)
Other Energy Sales	16	13	23.1%		60	50	20.0%
Unbilled Sales	633	(3)	21,200.0%		1,204	(220)	(647.3%)
Total Retail Sales	6,441	6,368	1.1%	0.3%	27,290	26,939	1.3%	0.7%
Wholesale and Other	1,010	1,140	(11.4%)		4,689	4,449	5.4%
Total Electric Sales – Duke Energy Indiana	7,451	7,508	(0.8%)		31,979	31,388	1.9%

Average Number of Customers
Residential	775,619	764,341	1.5%		771,796	760,746	1.5%
General Service	105,250	104,505	0.7%		105,124	104,264	0.8%
Industrial	2,661	2,665	(0.2%)		2,662	2,667	(0.2%)
Other Energy Sales	3,959	3,995	(0.9%)		3,986	3,980	0.2%
Total Retail Customers	887,489	875,506	1.4%		883,568	871,657	1.4%
Wholesale and Other	4	3	33.3%		4	3	33.3%
Total Average Number of Customers – Duke Energy Indiana	887,493	875,509	1.4%		883,572	871,660	1.4%

Sources of Electric Energy (GWh)
Generated – Net Output(c)
Coal	4,244	2,673	58.8%		16,604	16,835	(1.4%)
Hydro	89	88	1.1%		285	320	(10.9%)
Natural Gas and Oil	672	948	(29.1%)		3,829	3,157	21.3%
Renewable Energy	5	4	25.0%		26	22	18.2%
Total Generation(d)	5,010	3,713	34.9%		20,744	20,334	2.0%
Purchased Power and Net Interchange(e)	3,322	4,215	(21.2%)		14,218	13,668	4.0%
Total Sources of Energy	8,332	7,928	5.1%		34,962	34,002	2.8%
Less: Line Loss and Other	881	420	109.8%		2,983	2,614	14.1%
Total GWh Sources	7,451	7,508	(0.8%)		31,979	31,388	1.9%

Owned MW Capacity(c)
Summer					6,346	6,346
Winter					6,781	6,781

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,945	1,639	18.7%		5,310	4,930	7.7%
Cooling Degree Days	1	46	(97.8%)		1,261	1,242	1.5%

Variance from Normal
Heating Degree Days	(30.0%)	(16.0%)			1.1%	(6.1%)
Cooling Degree Days	(94.2%)	131.3%			13.0%	11.3%

(a)    Except as indicated in footnote (b), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(b)    Represents weather-normal total retail calendar sales (i.e., billed and unbilled sales).
(c)    Statistics reflect Duke Energy's ownership share of jointly owned stations.
(d)    Generation by source is reported net of auxiliary power.
(e)    Purchased power includes renewable energy purchases.

Gas Utilities and Infrastructure
Quarterly Highlights
Year Ended December 2022

	Three Months Ended December 31,			Years Ended December 31,
	2022	2021	% Inc. (Dec.)	2022	2021	% Inc. (Dec.)
Total Sales
Piedmont Natural Gas Local Distribution Company (LDC) throughput (dekatherms)(a)	164,172,437	152,549,106	7.6%	628,035,471	542,759,891	15.7%
Duke Energy Midwest LDC throughput (Mcf)	26,663,954	23,566,796	13.1%	90,010,669	85,787,624	4.9%

Average Number of Customers – Piedmont Natural Gas
Residential	1,041,646	1,025,958	1.5%	1,039,038	1,023,675	1.5%
Commercial	106,003	105,275	0.7%	106,188	105,430	0.7%
Industrial	952	958	(0.6%)	954	960	(0.6%)
Power Generation	19	19	—%	19	19	—%
Total Average Number of Gas Customers – Piedmont Natural Gas	1,148,620	1,132,210	1.4%	1,146,199	1,130,084	1.4%

Average Number of Customers – Duke Energy Midwest
Residential	518,104	513,825	0.8%	515,669	512,106	0.7%
General Service	35,151	34,925	0.6%	34,611	34,717	(0.3%)
Industrial	1,660	1,629	1.9%	1,578	1,631	(3.2%)
Other	116	126	(7.9%)	117	129	(9.3%)
Total Average Number of Gas Customers – Duke Energy Midwest	555,031	550,505	0.8%	551,975	548,583	0.6%
(a)    Piedmont has a margin decoupling mechanism in North Carolina, weather normalization mechanisms in South Carolina and Tennessee and fixed-price contracts with most power generation customers that significantly eliminate the impact of throughput changes on earnings. Duke Energy Ohio's rate design also serves to offset this impact.